UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 17, 2007
Date of Report (Date of earliest event reported)

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road Wood Dale, Illinois 60191
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 17, 2007, the Board of Directors of AAR CORP. (the “Company”) appointed Terry Stinson as an executive officer of the Company. Mr. Stinson, 65, currently serves as Group Vice President, Structures and Systems.

Mr. Stinson joined the Company in July 2007. Prior to joining AAR, he most recently served as president of Commercial Operations for Thomas Group, an operational consulting firm, and chairman and CEO of Xelus, Inc. He joined Textron Inc., in 1991, first as group vice president and segment president of its Aerospace Systems and Components group, and later as chairman and chief executive officer of Bell Helicopter Textron, Inc. Mr. Stinson has also previously held leadership positions with United Technologies Corporation (“UTC”), including president and chief executive officer of Hamilton Standard, a UTC division.

Mr. Stinson’s compensation will include the following:

•                  Annual base salary of $300,000.

•                  A cash incentive bonus opportunity of up to 100% of base salary for performance at target and up to an additional 40% of base salary for performance in excess of target.

•                  A performance restricted stock award opportunity of up to 33,000 shares of restricted stock based on achievement of pre-determined performance targets approved by the Company’s Compensation Committee of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 22, 2007

AAR CORP.

By:	/s/ RICHARD J. POULTON
Richard J. Poulton
Vice President-Chief Financial Officer and Treasurer